Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-140574 of our report dated May 7, 2008, relating to the consolidated financial statements of Chicago Board Options Exchange, Incorporated and Subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Chicago, Illinois

November 19, 2008